                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    November 9, 1997


                             QUADRAMED CORPORATION
  ---------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


         DELAWARE                       0-21031               52-1992861
------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)          Identification No.)


80 E. SIR FRANCIS DRAKE BLVD., SUITE 2A, LARKSPUR, CA           94939
-----------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code          (415) 461-7725



                                      NONE
  ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 On November 9, 1997, QuadraMed Corporation, a Delaware corporation (the "Company") acquired (the "Acquisition") 56.7% of the outstanding capital stock of Medicus Systems Corporation, a Delaware corporation ("Medicus"). The Acquisition was completed by means of Stock Purchase Agreements, dated as of November 9, 1997, with certain stockholders of Medicus (the "Selling Stockholders"). Pursuant to the terms of the Stock Purchase Agreements, the Selling Stockholders agreed to sell an aggregate of 3,111,105 shares of Medicus Common Stock to the Company. In consideration for the transfer of these shares to the Company, the Company paid to the Selling Stockholders $7.50 per share, in cash, without interest, or approximately $23.3 million, together with warrants (the "Warrants") entitling the Selling Stockholders to acquire 0.3125 shares of Company Common Stock for each share of the Medicus Common Stock sold (subject to adjustment in accordance with the Agreement). The Warrant entitles the Selling Stockholders to purchase Company Common Stock at a price of $24.00 per share, on the terms set forth in the Warrant.

                 Simultaneously with the execution of the Stock Purchase Agreements, the Company and Medicus entered into an Agreement and Plan of Reorganization dated as of November 9, 1997 (the "Agreement") pursuant to which a wholly owned subsidiary of the Company will be merged, subject to the approval of the stockholders of Medicus, with and into the Medicus (the "Merger"). At the effective time of the Merger, the stockholders of Medicus participating in the Merger will exchange all outstanding shares of Company Common Stock for any of
(i) a cash payment of $7.50 per share of Medicus Common Stock, (ii) 0.3125 shares of Company Common Stock per share of Medicus Common Stock sold (subject to adjustment in accordance with the Agreement), or (iii) a combination of Company Common Stock and cash. In addition, all stock options previously issued by Medicus and outstanding at the time of the Merger will be assumed by the Company at an exchange ratio of 0.3565 shares of Company Common Stock for each share of Medicus Common Stock subject to such options. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and will be accounted for as a purchase transaction.

                 The amount of consideration paid by the Company was determined by arms length negotiations between the parties. The Company used a portion of its working capital for the Acquisition and will use a portion of its working capital for the consummation of the Merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Financial Statements of Business Acquired

                 1. The Financial Statements of Medicus required pursuant to this Item will be filed by amendment to this Form 8-K within 60 days of the date hereof.

         (b)     Pro Forma Financial Information

                 1. The Pro Forma Financial Information of the Company and Medicus required pursuant to this item will be filed by amendment to this Form 8-K within 60 days of the date hereof.

       (c)     Exhibits

                2.10 Agreement and Plan of Reorganization dated as of November 9, 1997, by and among QuadraMed Corporation and Medicus Systems Corporation.

               10.40 Form of Stock Purchase Agreement dated as of November 9, 1997 by and among QuadraMed Corporation and certain stockholders of Medicus Systems Corporation.

               10.41 Form of Stock Purchase Warrant dated as of November 9, 1997, issued to certain stockholders of Medicus (included as Appendix A to Exhibit 10.40).

               10.42 Letter dated November 1, 1997 from the Company to James D. Durham, regarding terms of employment.

               10.43 Letter dated November 13, 1997 from the Company to John V. Cracchiolo, regarding terms of employment.

               10.44 Amendment, dated as of November 13, 1997, to the Employment Agreement dated as of December 19, 1996 by and between the Company and Frederick Stodolak.


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 21, 1997                By: /s/ KEITH M. ROBERTS
                                            ----------------------------
                                        Name: Keith M. Roberts
                                        Title: Vice President and
                                               General Counsel

                               INDEX OF EXHIBITS


         2.10 Agreement and Plan of Reorganization, dated as of November 9, 1997, by and among QuadraMed Corporation and Medicus Systems Corporation.

        10.40 Form of Stock Purchase Agreement dated as of November 9, 1997 by and among QuadraMed Corporation and certain stockholders of Medicus Systems Corporation.

        10.41 Form of Stock Purchase Warrant dated as of November 9, 1997, issued to certain stockholders of Medicus (included as Appendix A to Exhibit 10.40).

        10.42 Letter dated November 1, 1997 from the Company to James D. Durham, regarding terms of employment.

        10.43 Letter dated November 13, 1997 from the Company to John V. Cracchiolo, regarding terms of employment.

        10.44 Amendment, dated as of November 13, 1997, to the Employment Agreement dated as of December 19, 1996 by and between the Company and Frederick Stodolak.